October 21, 2004

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:      Invisa, Inc.
File No.   000-50081

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Invisa, Inc dated October 21, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP